SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Cousins Properties Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2004

To our Stockholders:

The Annual Meeting of Stockholders of Cousins Properties Incorporated will be held on Tuesday, May 4, 2004, at 8:30 a.m. local time in the Conference Center, 2300 Windy Ridge Parkway, Atlanta, Georgia 30339. The purposes of the meeting are:

(1)	To elect 10 Directors;

(2)	To approve an amendment to the 1999 Incentive Stock Plan (the “Plan”) to increase the number of shares of common stock available under the Plan by 700,000; and

(3)	To transact such other business as may properly come before the meeting.

All stockholders of record at the close of business on March 17, 2004 are entitled to vote at the meeting and any postponements and adjournments of the meeting.

By Order of the Board of Directors,

JAMES A. FLEMING
Secretary

Atlanta, Georgia
March 31, 2004

Whether or not you expect to attend the annual meeting, you are urged to vote, date, sign and return the enclosed proxy in the enclosed postage paid envelope. If you attend the annual meeting, you may revoke the proxy and vote your shares in person.

Cousins Properties Incorporated
2500 Windy Ridge Parkway, Suite 1600
Atlanta, Georgia 30339

PROXY STATEMENT

This Proxy Statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our Annual Meeting of Stockholders. Our annual meeting will be held on Tuesday, May 4, 2004, at 8:30 a.m. in the Conference Center, 2300 Windy Ridge Parkway, Atlanta, Georgia 30339. The proxy is solicited by our Board of Directors. This Proxy Statement and proxy card are first being sent to our stockholders on or about March 31, 2004.

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you own shares of Cousins Properties Incorporated common stock. This Proxy Statement describes issues on which we would like you to vote at our Annual Meeting of Stockholders. It also gives you information on these issues so that you can make an informed decision.

What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. The written document in which you designate that person is called a proxy or a proxy card. Three of our directors have been designated as proxies for the 2004 Annual Meeting of Stockholders. These directors are Thomas G. Cousins, Richard W. Courts, II and William Porter Payne.

Who is entitled to vote?

Holders of our stock on the close of business on March 17, 2004 are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting. March 17, 2004 is referred to as the record date.

To how many votes is each share of common stock entitled?

Holders of our stock are entitled to one vote per share.

What is the difference between a stockholder of record and a stockholder who holds common stock in “street name?”

If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in “street name.”

How do I vote?

Stockholders of record may vote by mail. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Stockholders also may attend the meeting and vote in person. If you hold your shares through a bank or broker, please refer to your proxy card or the information forwarded by your bank or broker to see the voting options that are available to you.

Written ballots will be passed out to anyone who wants to vote at the annual meeting. If you hold your shares in street name, you must obtain a legal proxy from your bank or broker to be able to vote in person at the annual meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•	sending written notice of revocation to our Secretary at 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339;

•	submitting a subsequent proxy with a later date; or

•	voting in person at the annual meeting.

Attendance at the meeting will not by itself revoke a proxy.

On what items am I voting?

You are being asked to vote on two items:

•	the election of 10 Directors; and

•	the approval of an amendment to our 1999 Incentive Stock Plan to increase the number of shares of our common stock available under the Plan by 700,000.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How may I vote for the nominees for election of Director, and how many votes must the nominees receive to be elected?

With respect to the election of Directors, you may:

•	vote FOR the election of the 10 nominees for Director;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	WITHHOLD AUTHORITY to vote for the 10 nominees.

The 10 nominees receiving the highest number of affirmative votes will be elected as Directors. This number is called a plurality. A vote withheld from a nominee for Director has the same effect as a vote against the nominee.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may, by resolution, provide for a lesser number of Directors or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by proxies voted for the nominee unable to stand for election will be voted for the substitute nominee.

How may I vote for the approval of the amendment to the Plan, and how many votes must the proposal receive to pass?

With respect to the proposal to amend the Plan, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The amendment to the Plan must receive the affirmative vote of a majority of the shares present at the annual meeting either in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

How does the Board of Directors recommend that I vote?

The Board recommends a vote FOR all 10 Director nominees and FOR the amendment to the Plan.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted FOR the 10 nominees for Director and FOR the amendment to the Plan.

Will my shares be voted if I do not sign and return my proxy card?

If you are a stockholder of record and you do not sign and return your proxy card or attend the meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this Proxy Statement.

If your shares are held in street name through a bank or broker and you do not provide voting instructions before the annual meeting, your bank or broker may vote your shares on your behalf under certain circumstances. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on “routine” matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

The election of Directors described in this Proxy Statement is a routine matter. The amendment to the Plan described in this Proxy Statement is not a routine matter.

How many votes do you need to hold the annual meeting?

Shares are counted as present at the annual meeting if the stockholder either is present and votes in person at the annual meeting or properly has submitted a proxy.

As of the record date, 48,969,477 shares of our common stock were outstanding and are entitled to vote at the annual meeting. Shares representing a majority of our issued and outstanding common stock as of the record date must be present at the annual meeting either in person or by proxy in order to hold the annual meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

There are 10 nominees for our Board of Directors this year. Our Directors are elected annually to serve until the next annual meeting and until their respective successors are elected. The Board has nominated the individuals named below for election as Directors at the annual meeting.

Our Board of Directors recommends that you vote “FOR”
each of the nominees for Director.

		Director
Name	Age	Since	Information About Nominee
Thomas D. Bell, Jr.	54	2000	President and Chief Executive Officer of Cousins since January 2002. Vice Chairman of the Board of Directors of Cousins. Chairman of the Executive Committee. Special Limited Partner with Forstmann Little & Co. from January 2001 until January 2002. Worldwide Chairman and Chief Executive Officer of Young & Rubicam, Inc. from January 2000 to November 2000; President and Chief Operating Officer of Young & Rubicam, Inc. from August 1999 to December 1999; Chairman and Chief Executive Officer of Young & Rubicam Advertising from September 1998 to August 1999; President and Chief Executive Officer of Burson-Marsteller from May 1995 to September 1998; Director of Lincoln National Corporation, Credit Suisse Group, Regal Entertainment Group, AGL Resources, Inc. and the United States Chamber of Commerce.

Erskine B. Bowles	58	2003	Chairman of Erskine Bowles & Co., LLC since 2003. Senior advisor to Carousel Capital since 2002. From 1999 until 2001, Managing Director of Carousel Capital and Partner of Forstmann Little & Co.; served as Director of Merck & Co., VF Corporation, and First Union Corporation from 1999 until 2001, as Director of Wachovia Corporation in 2001 and as Director of Krispy Kreme Doughnut Corporation in 2003. Served as White House Chief of Staff from 1996 until 1998.

Richard W. Courts, II	68	1985	Chairman of Atlantic Investment Company (real estate development/investments) for at least five years. Director of SunTrust Bank, Atlanta and Genuine Parts Company. Trustee of STI Classic Funds and STI Classic Variable Trust.

Thomas G. Cousins	72	1962	Chairman of the Board of Directors of Cousins. Served as Chief Executive Officer of Cousins until January 2002; has been employed by Cousins since its inception. Director Emeritus of Total System Services, Inc.; Trustee Emeritus of Emory University; Trustee of the High Museum of Art; Member of the Board of Georgia Research Alliance; Chairman and Trustee of the CF Foundation.

		Director
Name	Age	Since	Information About Nominee
Lillian C. Giornelli	43	1999	Chairman and Chief Executive Officer of The Cousins Foundation, Inc. since March 1999. Trustee of The Cousins Foundation, Inc. for at least five years.

Terence C. Golden	59	1996	Chairman of Bailey Capital Corporation since 1993. President and Chief Executive Officer of Host Marriot Corporation from 1995 until 2000. Director of Host Marriot Corporation; Director of Pepco Holdings, Inc.; Director of The Cafritz Foundation; Member, G2 Satellite Solutions Advisory Committee, and Chairman of the Federal City Council. Director of Prime Retail Inc. until 2000. Director of the District of Columbia Early Childhood Collaborative through 2001. Director of American Classic Voyages Company through 2001. Chairman of Washington Convention Center Authority (1996-1998).

Boone A. Knox	67	1969	Chairman and Chief Executive Officer of the Knox Foundation since 1996. Chairman of Regions Bank of Central Georgia from 1997 to 2003. Prior to 1997, Chairman of Allied Bankshares, Inc. for at least five years. Trustee of Equity Residential Properties Trust.

John J. Mack	59	2003	Chief Executive Officer of Credit Suisse First Boston since July 2001; Co-Chief Executive Officer of Credit Suisse Group since January 2003. President, Chief Operating Officer and Director of Morgan Stanley Dean Witter & Co. from June 1997 until March 2001. Prior to June 1997, President and Director of Morgan Stanley & Co., Inc. since at least 1995.

Hugh L. McColl, Jr.	68	2001	Chairman of McColl Brothers Lockwood since April 2001. From 1998 to 2001, served as Chairman, Chief Executive Officer and Director of Bank of America Corporation and NB Holdings Corporation, and as Chief Executive Officer of Bank of America, N.A. Also was Chief Executive Officer of the former NationsBank Corporation and its predecessor, NCNB Corporation, from 1983 to 1998. Director of Sykes Enterprises until 2003, and currently a Director of Faison Enterprises, Sonoco Products Company and General Parts, Inc.

William Porter Payne	56	1996	Partner of Gleacher Partners LLC since July 2000; Vice Chairman and Director of PTEK Holdings, Inc. from July 1998 to July 2000; Vice Chairman of Bank of America Corporation from February 1997 to July 1998. Prior to February 1997, served as President and Chief Executive Officer of the Atlanta Committee for the Olympic Games. Director of Jefferson Pilot Corporation, Anheuser Busch, Inc., Crown Crafts, Inc. and National Distributing Company Inc.

All of the Director nominees are currently members of the Board, and each has consented to serve as a Director if so elected at the annual meeting. Each of the nominees was elected a Director by the stockholders at the annual meeting in 2003 except Mr. Bowles and Mr. Mack. Mr. Bowles was elected a Director on August 19, 2003. Mr. Mack was elected a Director on December 9, 2003, and had previously served on our Board from May 2001 to May 2003.

Ms. Giornelli is the daughter of Mr. Cousins. Mr. McColl is the father of John S. McColl, a Senior Vice President of Cousins. There are no other family relationships among our Director nominees or Executive Officers.

Meetings of the Board of Directors and Director Attendance at Annual Meetings

Our Board of Directors held five meetings during 2003. Each Director attended at least 75% of the total number of meetings of the Board and any committees of which he or she was a member.

We typically schedule a Board meeting in conjunction with our annual meeting and expect that our Directors will attend, absent a valid reason. All Directors serving at the time of last year’s annual meeting attended the annual meeting.

Committees of the Board of Directors

Our Board has three standing committees – the Audit Committee, the Compensation, Succession, Nominating and Governance Committee and the Executive Committee.

Audit Committee. The current members of our Audit Committee are Mr. Courts, Mr. Knox, Mr. Golden and Mr. Payne. Mr. Mack will be a member of the Committee effective April 1, 2004. Mr. Golden is the Chairman of the Committee. The Audit Committee held six meetings during 2003.

     The primary responsibilities of our Audit Committee include:

•	making recommendations concerning the engagement or discharge of our independent auditors,

•	reviewing with the independent auditors the audit plan and results of the audit engagement,

•	reviewing the scope and results of our internal auditing procedures and the adequacy of our accounting controls,

•	reviewing the independence of the independent auditors, and

•	considering the reasonableness of the independent auditors’ audit and non-audit fees.

The Board has determined that Mr. Golden is an audit committee financial expert within the meaning of SEC regulations. In addition, the Board has determined that he has accounting and related financial management expertise within the meaning of the NYSE listing rules.

Compensation, Succession, Nominating and Governance Committee. The current members of our Compensation, Succession, Nominating and Governance Committee are Mr. Bowles, Mr. Courts and Mr. Golden. Mr. Bowles joined the Committee in August 2003. Mr. Mack, who joined the Committee in March 2002, resigned from the Committee in May 2003. Mr. Courts is the Chairman of the Committee. The Compensation, Succession, Nominating and Governance Committee held four meetings during 2003.

The primary responsibilities of our Compensation, Succession, Nominating and Governance Committee include:

•	setting and administering the policies that govern executive compensation,

•	overseeing Cousins’ management succession and development programs,

•	overseeing all personnel related matters involving our senior officers,

•	making recommendations regarding composition and size of the Board,

•	considering nominees for Director recommended by stockholders, and

•	reviewing qualifications of Board candidates and the effectiveness of incumbent directors.

Executive Committee. The members of our Executive Committee are Mr. Bell, Mr. Cousins and Mr. Courts. The Executive Committee may exercise all powers of the Board of Directors in the management of our business and affairs, except for those powers expressly reserved to the Board. The Executive Committee did not hold any meetings during 2003.

Director Independence

In order to evaluate the independence of each director, our Board has adopted a set of director independence standards (“Director Independence Standards”), which are more stringent than the recently adopted New York Stock Exchange governance standards and can be found on the Investor Relations page of the Company’s website at www.cousinsproperties.com. The Board has reviewed director independence under NYSE Rule 303A.02(a) and these Director Independence Standards. In performing this review, the Board considered all transactions and relationships between each director and the Company and its subsidiaries, affiliates, senior executives and auditors. As a result of this review, the Board affirmatively determined that six of our 10 directors are independent. The independent directors are Mr. Bowles, Mr. Courts, Mr. Golden, Mr. Knox, Mr. Mack and Mr. Payne. Our Audit Committee and our Compensation, Succession, Nominating and Governance Committee are composed solely of independent directors under the NYSE listing rules and applicable SEC regulations.

Executive Sessions of Outside Directors

Our outside directors meet without management present at least two times each year. In January 2004, our Board named Mr. Payne as the Lead Director. He is responsible for presiding at meetings of non-management directors.

Any stockholder who wishes to communicate directly with the Lead Director or the outside directors as a group may do so by writing to:

Cousins Properties Incorporated 2500 Windy Ridge Parkway Suite 1600 Atlanta, GA 30339-5683 Attention: Lead Director.

Corporate Governance

Our Board has adopted a set of Corporate Governance Guidelines for the Company. These are available on the Investor Relations page of our website at www.cousinsproperties.com. The charters of the Audit Committee and the Compensation, Succession, Nominating and Governance Committee are also available on the Investor Relations page of this website.

Our Board has adopted a Code of Business Conduct and Ethics, which applies to all officers, directors and employees. This Code reflects our long-standing commitment to conduct our business in accordance with the highest ethical principles. A copy of our Code is available on the Investor Relations page of our website at www.cousinsproperties.com.

Any stockholder who wishes to communicate directly with our Board of Directors may do so by writing to Cousins Properties Incorporated Board of Directors, c/o Corporate Secretary, 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339. At each regular Board meeting, the Corporate Secretary will present a summary of any such communications received since the last meeting (excluding any communications that consist of advertising, solicitations or promotions of a product or service), and will make the communications available to the directors upon request.

Selection of Nominees for Director

Our directors take a critical role in guiding our strategic direction and overseeing our management. Our board has delegated to the Compensation, Succession, Nominating and Governance Committee the responsibility for reviewing and recommending nominees for membership on the Board. Board candidates are considered based upon various criteria. Candidates must have integrity, accountability, judgment and perspective. In addition, candidates are chosen based on their leadership and business experience, as well as their ability to contribute toward governance, oversight and strategic decision-making.

The Compensation, Succession, Nominating and Governance Committee will consider director nominees proposed by stockholders. Any stockholder who wishes to recommend a prospective nominee for consideration by the Committee may do so by submitting the candidate’s name and qualifications in writing to Cousins Properties Incorporated Compensation, Succession, Nominating and Governance Committee, c/o Corporate Secretary, 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth, as of February 1, 2004, information regarding the beneficial ownership of our common stock by our Directors, our Chief Executive Officer and the four other highest paid Executive Officers (the “Named Executive Officers”), the Executive Officers and Directors as a group and beneficial owners of more than 5% of our outstanding common stock.

	Number of Shares of Common Stock Beneficially Owned(1)
		Performance		Options
		Accelerated	Shares Held	Exercisable	Other Shares		Percent
	Restricted	Restricted	in Profit	within 60	Beneficially		of
Name	Stock(2)	Stock(3)	Sharing Plan	Days(4)	Owned		Class(5)
Thomas D. Bell, Jr.	24,000	—	—	395,807	39,310		*
Erskine B. Bowles	—	—	—	6,444	—		*
Richard W. Courts, II	—	—	—	46,718	2,148,704	(6)	4.49%
Thomas G. Cousins	—	36,880	572,316	801,552	8,113,361	(7)	19.16%
Lillian C. Giornelli	—	—	—	32,220	344,971	(8)	*
Terence C. Golden	—	—	—	46,718	14,200		*
Boone A. Knox	—	—	—	46,718	286,009	(9)	*
John J. Mack	—	—	—	6,000	75,034	(10)	*
Hugh L. McColl, Jr.	—	—	—	19,332	6,198		*
William Porter Payne	—	—	—	46,718	10,928	(11)	*
Daniel M. DuPree	13,000	—	9,345	—	108,682		*
Tom G. Charlesworth	7,428	18,652	9,753	273,142	89,762	(12)	*
Craig B. Jones	7,620	22,412	10,736	280,968	21,542	(13)	*
Joel T. Murphy	7,940	22,412	5,497	364,908	931	(14)	*
Other Executive Officers	12,356	29,020	7,504	330,235	81,300		*

Total for all Executive Officers and Directors as a group (17 persons)	72,344	129,376	615,151	2,697,480	11,340,932	(15)	28.79%

*	Less than 1%

(1)	Includes shares for which the named person has sole voting or investment power or shared voting and investment power with his or her spouse. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial economic interest. Except as stated in the notes below, the persons indicated possessed sole voting and investment power with respect to all shares set forth opposite their names. Based on information furnished by the individuals named in the table.

(2)	Represents shares of restricted stock awarded to certain Executive Officers. The restricted stock vests over four years, and the Executive Officers have the right to direct voting and to receive dividends on the stock reflected in the table.

(3)	Represents shares of performance accelerated restricted stock (“PARS”) awarded to certain Executive Officers. The PARS grants vest over time and are subject to accelerated vesting if certain financial measurements are achieved. The Executive Officers have the right to direct voting of, and receive dividends on, the PARS reflected in the table.

(4)	Represents shares which may be acquired through stock options exercisable through April 1, 2004.

(5)	Based on 48,899,226 shares of common stock issued and outstanding as of February 1, 2004. Assumes that all options owned by the named individual and exercisable within 60 days are exercised. The total number of shares outstanding used in calculating this percentage also assumes that none of the options owned by other named individuals are exercised.

(6)	Includes a total of 2,078,626 shares as to which Mr. Courts shares voting and investment power. Of these shares (i) 387,751 shares are owned by the Courts Foundation for which Mr. Courts serves as a Trustee and as Chairman and (ii) 1,690,875 shares are owned by Atlantic Investment Company. By virtue of his position with Atlantic Investment Company, Mr. Courts may be deemed to have sole voting and investment power of the shares owned by Atlantic Investment Company. Does not include 12,309 shares owned by Mr. Courts’ wife, as to which Mr. Courts disclaims beneficial ownership.

(7)	Includes 624,011 shares as to which Mr. Cousins shares voting and investment power. Does not include 690,034 shares owned by Mr. Cousins’ wife, as to which Mr. Cousins disclaims beneficial ownership.

(8)	Includes 1,717 shares as to which Ms. Giornelli shares voting and investment power. Includes 38,990 shares held by Ms. Giornelli as custodian for her children. Also includes 2,807 shares held by the Estate of Lillian W. Cousins, for which Ms. Giornelli is executrix and as to which Ms. Giornelli disclaims beneficial interest.

(9)	Includes 136,200 shares owned by the Knox Foundation, of which Mr. Knox is a trustee and chairman, 526 shares owned by BT Investments, a partnership of which Mr. Knox is a general partner, and 8,000 shares owned by Mr. Knox’s sister-in-law. Mr. Knox shares voting and investment power with respect to the 144,726 shares held by the Knox Foundation, BT Investments and Mr. Knox’s sister-in-law. Mr. Knox disclaims beneficial interest of these 144,726 shares.

(10)	Includes 29,250 shares owned by the C.J. Mack Foundation, of which Mr. Mack serves as a director. Mr. Mack shares voting and investment power with respect to the C.J. Mack Foundation.

(11)	Does not include 1,875 shares held by the Estate of John F. Beard, for which Mr. Payne’s wife is executrix and as to which Mr. Payne disclaims beneficial ownership.

(12)	Includes 2,925 shares owned by Mr. Charlesworth’s children. Does not include 216,540 shares held in a trust for which Mr. Charlesworth is the trustee and has voting and investment power.

(13)	Includes 1,526 shares held by Mr. Jones as custodian for his minor children, as to which he disclaims beneficial interest.

(14)	Includes 931 shares owned jointly with Mr. Murphy’s wife, as to which voting and investment power are shared.

(15)	Includes 2,850,011 shares as to which Executive Officers and Directors share voting and investment power with others. Does not include 908,449 shares owned by spouses and other affiliates of Executive Officers and Directors, as to which such Executive Officers and Directors disclaim beneficial ownership.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished with respect to our Named Executive Officers for fiscal year 2003, and includes salary and bonuses paid by us and by Cousins Real Estate Corporation (“CREC”).

		Annual		Long-Term
		Compensation		Compensation
Name, Age				Restricted	Securities		All
and				Stock	Underlying	LTIP	Other
Principal Position	Year	Salary	Bonus	Awards(1)	Options(2)	Payments(3)	Compensation(4)
Thomas D. Bell, Jr., 54	2003	$250,000	$480,000	$724,800	647,828	$—	$583,186
Vice Chairman of the	2002	229,167	500,000	—	537,055	—	179,477
Board, President and Chief	2001	—	—	—	—	—	—
Executive Officer(5)
Daniel M. DuPree, 57	2003	278,687	336,000	392,600	60,000	—	20,000
Vice Chairman of	2002	—	—	—	—	—	—
Cousins(6)	2001	183,818	—	—	—	—	7,524
Tom G. Charlesworth, 54	2003	300,000	230,400	224,326	34,284	—	86,905
Executive Vice President,	2002	300,000	180,000	—	53,705	—	48,295
Chief Financial Officer	2001	280,000	160,000	—	51,986	—	43,436
and Chief Investment Officer
Craig B. Jones, 53	2003	300,000	216,000	230,124	35,168	—	100,013
Senior Vice President and	2002	300,000	180,000	—	53,705	232,313	53,860
President-Office Division	2001	280,000	180,000	—	50,053	—	48,663
Joel T. Murphy, 45	2003	300,000	249,600	239,788	36,644	—	100,013
Senior Vice President and	2002	300,000	180,000	—	53,705	—	53,470
President-Retail Division	2001	280,000	180,000	—	50,053	—	48,663

(1)	This represents the market value of restricted stock grants awarded December 10, 2003. The market value was determined by multiplying the number of shares granted by the closing price of our common stock on the date of grant ($30.20). The restricted stock will vest over four years (25% on each of the four anniversary dates following the grant). These stock grants were awarded under the 1999 Incentive Stock Plan, as amended and restated.

(2)	In September 2003, we paid a special dividend of $2.07 per share to all stockholders (the “Special Dividend”). The record date for the Special Dividend was September 15, 2003. As provided for in the Company’s Incentive Stock Plans, all options that were awarded before September 15, 2003, but were not exercised by that date, were adjusted to account for the effect of the Special Dividend. The adjustment increased the number of options by approximately 7.4% and decreased the exercise price by approximately 6.9%. The numbers shown in this column have been increased to include this adjustment for the Special Dividend.

(3)	Long-Term Incentive Plan (“LTIP”) Payments are cash payments made upon exercise of Stock Appreciation Rights.

(4)	All Other Compensation for 2003 includes (i) our annual contribution of $20,000 to the Profit Sharing Plan on behalf of each of Mr. Bell, Mr. Charlesworth, Mr. DuPree, Mr. Jones and Mr. Murphy, (ii) life insurance premiums paid by us on behalf of the Named Executive Officers for life insurance in excess of $50,000 and (iii) dividends paid on PARS granted to certain executive officers in 2000. All Other Compensation for Mr. Bell also includes (a) an allowance of $501,854, which was paid to Mr. Bell to cover part of his moving expenses as well as his income taxes associated with this compensation, and (b) $26,756, representing the value of his personal use of the Company airplane, valued using the Standard Industry Fare Level formula provided for by Internal Revenue Code regulations.

All Other Compensation for 2002 includes (i) our annual contribution of $20,000 to the Profit Sharing Plan on behalf of each of Mr. Charlesworth, Mr. Jones and Mr. Murphy, (ii) life insurance premiums paid by us on behalf of the Named Executive Officers for life insurance in excess of $50,000 and (iii) dividends paid on PARS. All Other Compensation for Mr. Bell also includes (a) an allowance of $155,344, which was paid to Mr. Bell to cover part of his moving expenses as well as his income taxes associated with this compensation, (b) $23,558, representing the value of his personal use of the Company airplane, valued using the Standard Industry Fare Level formula provided for by Internal Revenue Code regulations, together with a portion of the income taxes associated with this compensation.

All other Compensation for 2001 includes (i) our annual contribution of $17,000 to the Profit Sharing Plan on behalf of each of Mr. Charlesworth, Mr. Jones and Mr. Murphy, (ii) life insurance premiums paid by us on behalf of the Named Executive Officers for the life insurance in excess of $50,000 and (iii) dividends paid on PARS.

(5)	On January 28, 2002, Mr. Bell was elected President and Chief Executive Officer.

(6)	On March 10, 2003, Mr. DuPree was elected Vice Chairman of Cousins. He had previously been employed by us from 1992 until he resigned effective March 31, 2001. Fiscal year 2003 reflects compensation earned from March 10, 2003 to December 31, 2003, and fiscal year 2001 reflects compensation earned from January 1, 2001 to March 31, 2001. Mr. DuPree was not a Cousins employee from April 1, 2001 to March 9, 2003.

We maintain a Profit Sharing Plan for the benefit of all of our full time salaried employees. The annual contribution is determined by our Board of Directors and is allocated among eligible participants. Contributions become vested over a three-year period. Vested benefits are generally paid to participants upon retirement, but may be paid earlier in certain circumstances, such as death, disability, or termination of employment.

Option Grants In Last Fiscal Year

The following table sets forth certain information with respect to options granted to the Named Executive Officers for fiscal year 2003.

	Individual Grants
	Number of	Percent of Total	Exercise
	Securities	Options Granted	or Base
	Underlying Options	to Employees in	Price	Expiration	Grant Date
Name	Granted(1)(2)	Fiscal Year	($/share)	Date	Present Value(3)
Thomas D. Bell, Jr.	537,056	45%	22.12	1/28/13	$1,068,741
	110,772	10%	30.20	12/10/13	400,995
Daniel M. DuPree	60,000	5%	30.20	12/10/13	217,200
Tom G. Charlesworth	34,284	3%	30.20	12/10/13	124,108
Craig B. Jones	35,168	3%	30.20	12/10/13	127,300
Joel T. Murphy	36,644	3%	30.20	12/10/13	132,651

(1)	All options vest over a period of four years (25% on each of the first four anniversary dates following the option grant).

(2)	All options were granted at prices equal to the market value of the underlying stock on the date of grant. The option grant to Mr. Bell in January 2003 was adjusted for the effect of the Special Dividend (see footnote 2 to the Summary Compensation Table above).

(3)	The Black-Scholes option pricing model was used to determine the grant date present value. This model assumes a risk free rate of 8-year U.S. Government Obligations as of grant dates, at least five-year closing price volatility, dividend rates which existed as of the date of grant and an exercise period of 8 years. The values determined by this model were $1.99 per share for the grant expiring on 1/28/13 and $3.62 per share for the grants expiring on 12/10/13. The actual value realized could differ. For example, if the common stock had a fair market value of $30.20 per share on the date of grant and appreciated at a rate of 9.5% per year (on average) for five years, and the options were exercised at such time, the value realized would be $17.53 per share. If this value were discounted at a 13% discount rate per year, the present value would be $9.41 per share under these assumptions.

Aggregated Option Exercises In Last Fiscal Year
And Fiscal Year End Option Values

The following table sets forth certain information with respect to options exercised during 2003 and the value of unexercised options held by the Named Executive Officers at December 31, 2003. All options granted prior to September 15, 2003 have been adjusted for the effect of the Special Dividend.

			Number of Securities			Value of Unexercised In-
	# of Shares		Underlying Unexercised			The-Money Options at FY-
	Acquired on	Value	Options at FY-End			End ($) Exercisable/
Name	Exercise	Realized	Exercisable/ Unexercisable			Unexercisable(1)
Thomas D. Bell, Jr.	—	$—	140,707	/	1,050,620	$1,080,561	/	$7,753,865
Daniel M. DuPree	—	—	—	/	60,000	—	/	24,000
Tom G. Charlesworth	73,298	1,089,617	273,142	/	131,776	2,894,983	/	782,950
Craig B. Jones	46,100	772,333	304,329	/	131,693	3,259,027	/	775,698
Joel T. Murphy	9,000	154,365	364,908	/	133,169	4,309,176	/	776,288

(1)	Values were calculated by subtracting the exercise price for the options from the closing market price of the stock on December 31, 2003.

Committee Report on Compensation

The Compensation, Succession, Nominating and Governance Committee of the Company’s Board of Directors (the “Committee”) is responsible for ensuring that an effective compensation program is in place to provide performance-oriented incentives to management. The Committee’s report on compensation is as follows:

Each executive officer’s compensation is determined annually by the Committee. Senior management makes recommendations to the Committee regarding each executive officer’s compensation (except the Chief Executive Officer’s compensation), including recommendations for base salary for the succeeding year, cash bonuses for prior year performance results and long-term incentive awards. The Company annually conducts a re-evaluation of compensation for executive officers and certain other management personnel. The Company periodically retains an independent compensation consulting firm to provide reports setting forth competitive compensation data for executive officer positions and certain other management positions.

The Company’s compensation philosophy is based on a pay for performance approach. The compensation program seeks to reward individual performance that contributes to operating unit performance and Company performance. The Company’s goal is to target total remuneration (base salary, annual incentive bonus, and long term incentive award) between the median and 75th percentile for the Company’s peers. The Company’s policies with respect to individual components of total remuneration are as follows:

-	Base Salary. Each executive officer’s base salary is based upon the competitive market for the executive officer’s services, including the executive’s specific responsibilities, experience and overall performance. In keeping with the Company’s pay for performance approach, the Company’s objective is to set the base salary range midpoints at the median base salary level of the Company’s peers in its industry. Base salaries are adjusted annually, following review of competitive base salary data. Changes in responsibilities also are taken into account in the review process.

-	Annual Incentive Compensation. The Company awards discretionary year-end bonuses. These bonuses reflect the contribution of the individual as well as the performance of the operating unit and the Company as a whole. The target level for the bonus for each position is set between the median and 75th percentile for the Company’s peers.

The performance measures applicable to a particular position are determined at the beginning of the year. In 2003, key annual incentive compensation goals included: level of Funds From Operations Per Share achieved for the year; investment properties’ percentage leased; residential lots sold; level of investments in new projects; various cost control measures; and level of property sales. Each goal was assigned a specific percentage and each goal was assigned a specific target based on the specific business unit. These criteria comprise 75% of the annual incentive award. The remaining 25% of the annual incentive award is based upon the executive’s assessed contribution to the Company’s success.

-	Long-Term Incentive Compensation. Long-term incentives for a position are targeted between the median and 75th percentile for the Company’s peers. Long-term incentives align management’s interests with the long-term interests of the shareholders and the Committee believes that stock-based awards are most appropriate for this purpose. In 1999 the Board adopted, and the stockholders approved, the 1999 Incentive Stock Plan. Under this plan, various stock-based awards may be made by the Committee, including stock options, restricted stock, performance shares and stock grants. In December 2000 and February 2001, the Committee awarded stock options and performance accelerated restricted stock (“PARS”) to each of the executive officers. The PARS awards will vest if the employee is still employed by the Company on November 14, 2006, but are subject to accelerated vesting as follows: (1) the stock awards vest in three years if FFOPS has increased by 15% per annum; (2) the stock awards vest in four years if FFOPS has grown by 14% per annum; or (3) the stock awards vest in five years if FFOPS has grown by 13% per annum. In December of 2003, the Committee granted long-term incentive awards, with 60% of the awards’ value being delivered in stock options and 40% being delivered in restricted stock. Both options and restricted stock vest over a 4-year period. The Committee based the level of the 2003 long term incentive awards on its assessment of the Company’s total shareholder return performance as compared to two sets of total shareholder return goals: achieving annualized 15% total shareholder returns over time and achieving total shareholder returns over time which are 25% better than the Morgan Stanley REIT Index. The Committee reviewed the absolute and relative returns achieved over various return periods in making its judgment as to how the Company performed against these targets.

In general the Company would like to keep the total stock based awards in a given year between 1% and 2.7% of total outstanding shares. In addition, the Company would like to maintain over time the total number of shares available for stock-based grants under its stock plan at or below 15% of total outstanding shares. If total market and performance based compensation to be awarded through stock based grants should exceed these levels, the Company may elect to grant such shares in any event or may pursue alternative means of delivering the appropriate market compensation. The Committee will also continue to study alternative methods that might be used to neutralize the impact of stock based grants on total shares outstanding.

The Company maintains a Profit Sharing Plan for the benefit of its executive officers and other employees. The Board of Directors determines the Company’s annual contribution under the Profit Sharing Plan. The annual contribution is allocated among eligible employees of the Company in accordance with each such employee’s compensation. At December 31, 2003, approximately 65.39% of the Profit Sharing Plan was invested in the Company’s Common Stock. Each employee has the right to self-direct his or her investments in the Profit Sharing Plan.

Thomas D. Bell, Jr. became the Chief Executive Officer of the Company on January 28, 2002. The Committee reviewed the performance of the Company for 2003, and determined that Mr. Bell’s leadership played a significant role in the success of the Company. In determining Mr. Bell’s annual bonus for 2003, the Company considered Mr. Bell’s leadership and his significant role in the Company’s accomplishments, including performance measures referred to above.

COMPENSATION, SUCCESSION, NOMINATING
AND GOVERNANCE COMMITTEE

March 3, 2004

Richard W. Courts, II, Chairman
Erskine B. Bowles
Terence C. Golden

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks
and Insider Participation

Our Compensation, Succession, Nominating and Governance Committee currently consists of Mr. Courts, Mr. Bowles and Mr. Golden. None of such directors has any interlocking relationships required to be disclosed in this Proxy Statement.

Compensation of Directors

Each Director who is not an officer is paid (1) a $22,000 annual retainer, plus (2) $1,000 for each regular Board meeting and each regular Committee meeting in which he or she participates, and (3) $500 for each telephone Board meeting and each telephone Committee meeting in which he or she participates. In addition, the Chairman of the Audit Committee and the Chairman of the Compensation, Succession, Nominating and Governance Committee each receives $1,000 per year for his or her service as chair of the committee. The 1999 Incentive Stock Plan provides that an outside Director may elect to receive our stock in lieu of cash fees otherwise payable for services as a Director. The price at which these shares are issued is equal to 95% of the market price on the issuance date. The Company pays or reimburses Directors for reasonable expenses incurred in attending Board and committee meetings.

In addition, each of our non-employee Directors receives an annual grant of 6,000 stock options pursuant to the 1999 Incentive Stock Plan. These options have a term of ten years, are exercisable upon grant and have an exercise price equal to the closing price of our stock on the date of grant. On March 31, 2003, each non-employee Director was granted 6,000 stock options. Due to the September 2003 Special Dividend (see footnote 2 to the Summary Compensation Table), these were adjusted to 6,444 stock options at an exercise price of $24.07 per share. On August 19, 2003, Mr. Bowles was appointed a Director and received 6,000 stock options. Due to the September 2003 Special Dividend, these were adjusted to 6,444 stock options at an exercise price of $26.59. On December 9, 2003, Mr. Mack was appointed a Director and received 6,000 stock options at an exercise price of $30.14.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process and internal controls on behalf of the Board of Directors. The Audit Committee operates under a written charter which was revised in January 2004. The full text of the revised charter is attached to this Proxy Statement as Annex A. It is also available on the Investor Relations page of our website at www.cousinsproperties.com.

Management has primary responsibility for financial statements and the reporting process, including the systems of internal controls, and has represented to the Committee that our 2003 consolidated financial statements are in accordance with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management and Deloitte & Touche LLP, our independent public accountants.

The Committee reviewed with Deloitte & Touche LLP the matters required to be discussed under SAS 61. The Committee also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and discussed with Deloitte & Touche LLP their independence.

The Committee meets with Deloitte & Touche LLP, with and without management present, to discuss the results of their examination, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

March 3, 2004

Terence C. Golden, Chairman
Richard W. Courts, II
Boone A. Knox
William Porter Payne

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Summary of Fees to Independent Public Accountants for Fiscal 2003 and 2002

We have retained Deloitte & Touche LLP as our independent public accountants since June 7, 2002 for fiscal years 2003 and 2002. From January 1, 2002 until June 7, 2002, we retained Arthur Andersen LLP as our independent public accountants.

Aggregate fees billed to us for fiscal years 2003 and 2002 by Deloitte & Touche LLP were:

	Fiscal Year
	2003	2002
Audit Fees(a)	$361,599	$260,000
Audit-Related Fees(b)	112,049	8,000
Tax Fees(c)	360,687	128,050
All Other Fees(d)	32,800	0

(a)	For fiscal year 2003, includes fees for 2002 audit, final billing for re-audit, quarterly review fees and profit-sharing audit. For fiscal year 2002, includes fees for a re-audit of fiscal years 2001 and 2000 necessitated by Statement of Financial Accounting Standards No. 144 regarding the presentation of discontinued operations.

(b)	Includes fees for assistance with Sarbanes-Oxley Act of 2002, Section 404 planning and comfort letter for preferred stock registration statement.

(c)	Includes $90,535 in fees for tax returns and compliance, and $270,152 in fees for tax consulting.

(d)	Includes fees for a risk assessment to evaluate potential internal control risks.

Aggregate fees billed to us for fiscal year 2002 by Arthur Andersen LLP were:

Fiscal Year 2002
Audit Fees(a)	$288,049
Tax Fees(b)	67,440
All Other Fees(c)	3,922

(a)	Includes fees for 2001 audit and profit-sharing audit.

(b)	Includes fees for income tax consulting services.

(c)	Includes fees for property tax consulting services.

The Audit Committee considered whether the provision of non-audit services by each of Deloitte & Touche LLP and Arthur Andersen LLP is compatible with maintaining auditor independence.

As stated in its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by the Company’s independent auditors. Pre-approvals are generally provided for no more than one year at a time, typically identify the particular services or category of services to be provided, and are generally subject to a budget or dollar limit. The Audit Committee Charter also provides that the Audit Committee may delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that the approvals are presented to the Audit Committee at its next scheduled meeting.

PROPOSAL 2 – AMENDMENT TO THE 1999 INCENTIVE STOCK PLAN

We are asking for your approval of an amendment to our 1999 Incentive Stock Plan to increase the number of shares of our stock available for issuance under the Plan by 700,000 shares. Stockholders approved the initial adoption of the Plan in May 1999, and approved amendments to the Plan in December 2000, May 2001, May 2002 and May 2003.

Based on the recommendation of our Compensation, Succession, Nominating and Governance Committee as to appropriate compensation levels for our executives, including the appropriate use of stock-based grants and the levels of these grants, our Board has determined that it is in our best interests and the best interests of our stockholders to amend the Plan to increase the number of shares of stock available for issuance under the Plan by an additional 700,000 shares. Stockholder approval is being sought because the number of shares of stock available for issuance under the Plan cannot be increased without stockholder approval.

Proposed Amendment to the Plan

The proposed amendment to the Plan is to increase the number of shares of our stock available for issuance under the Plan by 700,000 shares, for a total of 6,443,287.5 shares. This amendment, if approved by our stockholders, will be effected through an amendment and restatement of the Plan which will be effective as of May 4, 2004, a copy of which is attached to this Proxy Statement as Annex B.

Our Board of Directors recommends that you vote “FOR”
the proposed amendment to the Plan.

The proposed amendment to the Plan will become effective as of May 4, 2004 upon receiving the affirmative vote of holders of a majority of the shares voting at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” approval of the amendment to the Plan.

The Plan

The following discussion summarizes the material terms of the Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan, as proposed to be amended and restated if the proposed amendment is approved, a copy of which is attached to this Proxy Statement as Annex B.

Purpose

The primary purpose of the Plan is (1) to attract and retain key employees and outside directors, (2) to provide an incentive to key employees and outside directors to work to increase the value of our common stock, and (3) to provide key employees and outside directors with a stake in our future which corresponds to the stake of each of our stockholders.

Administration

The Plan is administered by our Compensation, Succession, Nominating and Governance Committee. This Committee is made up of two or more directors serving on our Board. Each director, while a member of the Committee, must satisfy the requirements for a “non-employee” director under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). All grants under the Plan are evidenced by a certificate that incorporates such terms and conditions as the Committee deems necessary or appropriate.

Coverage, Eligibility and Annual Grant Limits

The Plan provides for the issuance of stock options (“Options”) and restricted stock (“Restricted Stock”) to certain key employees and to outside directors, for the issuance of stock appreciation rights (“SARs”) to certain key employees, and for the issuance of shares of our stock in lieu of cash to outside directors. A key employee is any employee of Cousins, Cousins Real Estate Corporation, a “preferred stock subsidiary” (as defined in the Plan) that has been designated by our Board of Directors as covered by the Plan, or any subsidiary, parent or affiliate of Cousins or Cousins Real Estate Corporation who has been designated by the Committee and who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of one these entities. We estimate that there currently are approximately 100 such key employees. No key employee in any calendar year may be granted an Option to purchase more than 750,000 shares of our stock or an SAR with respect to more than 750,000 shares of our stock.

Options

Under the Plan, either incentive stock options (“ISOs”), which are intended to qualify for special tax treatment under Code Section 422, or non-incentive stock options (“Non-ISOs”) may be granted to key employees by the Committee, but ISOs can only be granted to key employees of Cousins or a subsidiary or parent of Cousins. Each Option granted under the Plan entitles the holder thereof to purchase the number of shares of our stock specified in the grant at the option price specified in the related stock option certificate. The terms and conditions of each Option granted under the Plan will be determined by the Committee, but no Option will be granted at an exercise price which is less than the fair market value of our stock as determined on the grant date in accordance with the Plan. In addition, if the Option is an ISO that is granted to a ten percent stockholder of our company, the option price may be no less than 110% of the fair market value of the shares of our stock on the grant date. No Option may be exercisable more than ten years from the grant date or, if the Option is an ISO granted to a ten percent stockholder of our company, it may not be exercisable more than five years from the grant date. Moreover, no participant may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000.

Each outside director automatically is granted a Non-ISO as of the first day he or she serves as an outside director to purchase 6,000 shares of our stock at an option price equal to the fair market value of our stock determined on the grant date in accordance with the Plan. Thereafter, each outside director who is serving as such on March 31 of each calendar year and who has served as such for more than ten consecutive months automatically is granted a Non-ISO as of March 31 of such calendar year to purchase 6,000 shares of our stock at an option price equal to the fair market value of our stock as determined on the grant date in accordance with the Plan.

Stock Appreciation Rights

SARs may be granted by the Committee to key employees under the Plan, either as part of an Option or as stand alone SARs. The terms and conditions for an SAR granted as part of an Option will be set forth in the related Option certificate while the terms and conditions for a stand alone SAR will be set forth in a related SAR certificate. SARs entitle the holder to receive an amount equal to the excess of the fair market value of one share of our stock as of the date such right is exercised over the baseline price specified in the Option or SAR certificate (the “SAR Value”), multiplied by the number of shares of stock in respect of which the SAR is being exercised. The SAR Value for an SAR shall be no less than the fair market value of a share of our stock as determined on the grant date in accordance with the Plan.

Restricted Stock

Restricted Stock may be granted by the Committee to key employees and outside directors under the Plan subject to such terms and conditions, if any, as the Committee acting in its absolute discretion deems appropriate. The Committee, in its discretion, may prescribe that a key employee’s or outside director’s rights in a Restricted Stock award will be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the key employee continue employment or the outside director continue service with us for a specified period or that we or the key employee achieve stated performance or other objectives. Each grant of Restricted Stock shall be evidenced by a certificate which will specify what rights, if any, a key employee or outside director has with respect to such Restricted Stock as well as any conditions applicable to the Restricted Stock.

Stock in Lieu of Cash

An outside director shall have the right to elect in accordance with the procedures stated under the Plan to receive our stock in lieu of cash (based on 95% of current market value) as part of his or her compensation package with respect to all or a specific percentage of (1) any installment of his or her annual cash retainer fee as an outside director, (2) any fee payable in cash to him or to her for attending a meeting of our Board of Directors or a committee of the Board and (3) any fee payable in cash to him or to her for serving as the chairperson of a committee of the Board. Any election to receive our stock in lieu of cash which was in effect under the Cousins Properties Incorporated Stock Plan for Outside Directors immediately before the effective date of the Plan shall remain in effect until revoked under the Plan. We shall have the right to issue the shares of stock which an outside director shall receive in lieu of any cash payment subject to a restriction that the outside director have no right to transfer such shares until the applicable holding period requirement, if any, set forth in the exemption under Rule 16b to Section 16(b) of the 1934 Act has been satisfied.

Non-transferability

No Option, SAR or Restricted Stock (absent the Committee’s consent) is transferable by a key employee or an outside director other than by will or by the laws of descent and distribution, and any Option or SAR (absent the Committee’s consent) is exercisable during a key employee’s or outside director’s lifetime only by the key employee or outside director.

Change in Control

If (1) there is a change in control as defined in the Plan, (2) the Plan and the outstanding options, stock appreciation rights and restricted stock granted under the Plan are continued in full force or there is an assumption of the Plan or the assumption or substitution of the options, stock appreciation rights and restricted stock granted under the Plan, and (3) a key employee’s employment with us terminates or an outside director’s service with us terminates for any reason within the 2 year period beginning on the date of the change in control, then any conditions on the exercise of outstanding options and stock appreciation rights and any issuance and forfeiture conditions on restricted stock grants will expire on the date the key employee’s employment or the outside director’s service terminates. On the other hand, if there is a change in control and the Plan and the outstanding options, stock appreciation rights and restricted stock are not continued in full force or there is no assumption of the Plan or assumption or substitution of the options, stock appreciation rights and restricted stock granted under the Plan, then (1) any conditions on the exercise of outstanding options and stock appreciation rights and any issuance and forfeiture conditions on restricted stock grants will expire on a date set by our Board of Directors which provides the key employee or outside director a reasonable opportunity to exercise the stock options and stock appreciation rights and to receive the stock subject to the restricted stock grants before the change in control and (2) each then outstanding option, stock appreciation right and restricted stock grant may be unilaterally cancelled by our Board of Directors immediately before the date of the change in control.

Amending or Terminating the Plan

The Plan may be amended by the Board to the extent it deems necessary or appropriate (but any amendment relating to ISOs will be made subject to the limits of Code Section 422), and the Plan may be terminated by the Board at any time. The Board may not unilaterally modify, amend or cancel any Option, SAR or Restricted Stock previously granted without the consent of the holder of such Option, SAR or Restricted Stock or unless there is a dissolution or liquidation of Cousins or a similar transaction, or, to the extent provided in the Plan, a change in control.

Adjustment of Shares

Capital Structure. The number, kind or class of shares of our stock reserved for issuance under the Plan, the annual grant caps, the number, kind or class of shares of stock subject to Options or SARs granted under the Plan, and the option price of the Options and the SAR Value of the SARs, as well as the number, kind or class of shares of Restricted Stock granted under the Plan, shall be adjusted by the Committee in an equitable manner to reflect any change in our capitalization.

Mergers. The Committee as part of any transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of our stock reserved for issuance under the Plan, the number, kind or class of shares of stock underlying any Restricted Stock grants previously made under the Plan and any related grant and forfeiture conditions, and the number, kind or class of shares of stock subject to Option and SAR grants previously made under the Plan and the related option price of the Options and SAR Value of the SARs. In addition, the Committee shall have the right to make (in any manner which the Committee in its discretion deems consistent with Code Section 424(a)) Restricted Stock, Option and SAR grants to effect the assumption of, or the substitution for, restricted stock, option and stock appreciation right grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.

Estimate of Benefits to Executive Officers

The number of Options, Restricted Stock and SARs that will be awarded to our Chief Executive Officer and the other Named Executive Officers pursuant to the Plan is within the discretion of the Committee and is therefore not currently determinable. During 2003, the Chief Executive Officer and other Named Executive Officers were granted Options to purchase an aggregate of 813,924 shares of our stock. Mr. Bell, who served as our Chief Executive Officer in 2003, was granted 647,828 of these Options.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to grants made pursuant to the Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs. In general, a key employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the key employee will be required to treat an amount equal to the difference between the fair market value of our stock on the date of exercise over the exercise price as an item of adjustment in computing the key employee’s alternative minimum taxable income. If the key employee does not dispose of the stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO, a subsequent disposition of the stock will generally result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price. We will not be entitled to any income tax deduction as a result of such disposition. We normally will not be entitled to take an income tax deduction at either the grant or the exercise of an ISO.

If the key employee disposes of the stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and we will be entitled to an income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the exercise price or (ii) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the key employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs. A key employee or an outside director will not recognize any taxable income upon the grant of a Non-ISO, and we will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the key employee or outside director generally will recognize ordinary income and we will be entitled to take an income tax deduction (provided we satisfy applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. However, if a key employee or outside director is subject to Section 16(b) of the Exchange Act and cannot sell the stock purchased after the exercise of the Non-ISO without being subject to liability under such section, special tax rules address the time at which recognition of income occurs. Upon a subsequent sale of the stock by the key employee or outside director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs. A key employee will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the Plan for cash, stock or a combination of cash and stock, and the amount of income that the key employee will recognize will depend on the amount of cash, if any, and the fair market value of the stock, if any, that the key employee receives as a result of such exercise. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee in the same taxable year in which the key employee recognizes such income, if we satisfy applicable federal income tax reporting requirements.

Restricted Stock. A key employee or outside director is not subject to any federal income tax upon the grant of Restricted Stock, nor does the grant of Restricted Stock result in an income tax deduction for us, unless the restrictions on the stock do not present a substantial risk of forfeiture or the stock is transferable, each within the meaning of Section 83 of the Code. In the year that the Restricted Stock is either no longer subject to a substantial risk of forfeiture or is transferable, the key employee or outside director will recognize ordinary income in an amount equal to the fair market value of the shares of stock transferred to the key employee or outside director, generally determined on the date the Restricted Stock is no longer subject to a substantial risk of forfeiture, or is transferable, whichever comes first. If a key employee or outside director is subject to Section 16(b) of the Exchange Act and cannot sell the stock without being subject to liability under such section after the stock is no longer subject to a substantial risk of forfeiture or is transferable, the stock will be treated as subject to a substantial risk of forfeiture and non-transferable for six months after purchase or until the stock can be sold without any such liability, whichever comes first. If the Restricted Stock is forfeited, the key employee or outside director will recognize no gain.

Stock in Lieu of Cash. A non-employee director who elects to receive stock in lieu of cash as compensation for certain director fees shall recognize ordinary income for federal income tax purposes equal to the fair market value of such stock when such stock is transferred to the non-employee director. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the non-employee director when the non-employee director recognizes such income.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about equity awards under our equity compensation plans at December 31, 2003.

Number of
Securities to be
	Issued Upon	Weighted-Average
	Exercise of	Exercise Price of	Number of Securities Remaining
	Outstanding	Outstanding	Available for Future Issuance Under
	Options, Warrants	Options, Warrants	Equity Compensation Plans (Excluding
	and Rights	and Rights	Securities Reflected in Column A)
Plan Category	(Column A)	(Column B)	(Column C)
Equity compensation plans approved by security holders	6,072,137	$21.99	529,243
Equity compensation plans not approved by security holders	0	0	0

CERTAIN TRANSACTIONS

We have an arrangement with Mr. Cousins, our Chairman of the Board, related to the use of the Company airplane and Mr. Cousins’ airplane. The arrangement provides for the allocation of shared airplane-related costs (for example, Mr. Cousins’ use of pilots the Company employs), and for certain specified amounts to be paid in the event that one party uses the other party’s airplane. Pursuant to this arrangement, Mr. Cousins paid the Company $112,855 in 2003 for costs the Company paid related to Mr. Cousins’ airplane. In addition, we are a 50% partner in a venture with an affiliate of Mr. Cousins which owns, in total, a 50% interest in an airplane hangar. This venture paid one-half of the expenses related to the hangar. The Company’s portion of the hangar expenses was $89,273 in 2003.

Prior to December 2003, the Company had two principal taxable subsidiaries – Cousins Real Estate Corporation (“CREC”) and CREC II, Inc. (“CREC II”). The Company owned the preferred stock and non-voting common stock of these two corporations, and Mr. Cousins owned the voting common stock. In December 2003, the Company purchased the voting common stock in these corporations from Mr. Cousins for the amount of his original investment ($100 for CREC and $64,000 for CREC II), and CREC II was then merged into CREC. As a result, the Company now has full ownership of CREC.

Periodically we rent Mr. Cousins’ hunting plantation for business purposes. In 2003, we paid $84,500 in rental fees, which we believe represented the fair value of the benefits we received.

Nonami Enterprises, Inc., a company wholly owned by Mr. Cousins, leases office space from a joint venture of which we own 50%. The base rent, reimbursement of operating expenses and storage rent paid by Nonami Enterprises to the joint venture in 2003 totaled $253,250. We believe these amounts are consistent with market rates.

One of our joint ventures leased space to CREC in 2003. Under the terms of the lease, CREC paid rent at a rate equal to the rate that we were obligated to pay for comparable space under our lease with the joint venture. Mr. Cousins and Mr. Bell were directors of CREC in 2003. Mr. Cousins, Mr. Bell, Mr. DuPree, Mr. Jones, Mr. Charlesworth and Mr. Murphy were officers of CREC in 2003. The financial results of CREC are included in our consolidated results of operations.

We are a party to a lease pursuant to which we intend to develop an office building for a third-party tenant. The real estate broker representing the tenant is Richard W. Courts IV, who is the son of Richard W. Courts II, one of our Directors. The lease is currently subject to certain termination rights. If the lease is not terminated, Richard W. Courts IV will be entitled to receive brokerage commissions that will exceed, in the aggregate, $60,000 over the next ten years.

We have an agreement with SCL Management LTD, an entity controlled by R. Dary Stone, Vice Chairman of the Company. Pursuant to this agreement, we provide use of certain employees on a part-time basis for the benefit of SCL Management. In turn, SCL Management reimburses us for a portion of the salary and benefits paid to the employees, based on the portion of the time spent by the employees for the benefit of SCL Management. For 2003 SCL Management paid to us an aggregate of approximately $121,000 in reimbursements pursuant to this agreement.

John S. McColl, a Senior Vice President of Cousins, is the son of Hugh L. McColl, Jr., one of our Directors. In 2003, we paid John S. McColl a salary of $208,000, a bonus of $180,000 and other compensation of $52,321. John S. McColl also received a grant of options to purchase 18,600 shares of our common stock at an exercise price of $30.20 per share and received 4,032 shares of restricted stock with a fair value of $30.20 per share.

W. Michael Murphy & Associates, Inc. (“MMA”) is an entity owned by the brother of Joel T. Murphy, a Senior Vice President of Cousins. In 2003, MMA performed services for CREC in connection with the development of one retail center. MMA received fees totaling $88,542 for such work.

Gleacher Partners LLC, an entity of which Mr. Payne (one of our Directors) is a partner, leases office space from a joint venture of which we own 50%. The rent paid by Gleacher Partners to the joint venture in 2003 totaled $79,197. We believe this amount is consistent with market rates.

COMPARISON OF FIVE - YEAR CUMULATIVE TOTAL RETURN

The following table compares cumulative total returns of the Company and the indicated indexes assuming an investment of $100 on December 31, 1998 and reinvestment of dividends.

(1)	This index is published by MGFS, Inc. and includes the Company and 292 other real estate companies.

The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

SECTION 16(A) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file certain reports with respect to their beneficial ownership of our stock. In addition, Item 405 of Regulation S-K requires us to identify each reporting person who failed to file on a timely basis reports required by Section 16(a) during the most recent fiscal year. Based upon information supplied to us, we believe that the following matters should be reported:

•	Mr. Charlesworth inadvertently filed a late Form 4 related to a stock option exercise.

•	Mr. Jones inadvertently filed a late Form 4 related to shares of common stock purchased pursuant to an individual dividend reinvestment arrangement.

•	Mr. Fleming inadvertently filed a late Form 4 related to shares of common stock he purchased in the Company’s profit sharing plan.

APPOINTMENT OF INDEPENDENT AUDITORS

Effective June 7, 2002, Deloitte & Touche LLP was named our independent auditors. Deloitte & Touche LLP audited the accounts of Cousins and our consolidated entities and performed other services for the years ended December 31, 2003 and December 31, 2002. A Deloitte & Touche LLP representative will be present at the annual meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to stockholder questions.

The Board of Directors has not selected our independent auditors for the year ended December 31, 2004, but intends to do so after the date of this Proxy Statement. Should the firm selected be unable to perform the requested services for any reason, our Board will appoint other independent auditors to serve for the remainder of the year.

DISMISSAL OF INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP served as our independent public accounts for the fiscal year ended December 31, 2001. On June 7, 2002, our Board of Directors, upon recommendation of our Audit Committee, decided to end the engagement of Arthur Andersen LLP as our independent public accountants, and engaged Deloitte & Touche LLP to serve as the Company’s independent public accountants for the fiscal year ended December 31, 2002.

Arthur Andersen LLP’s report on our Consolidated Financial Statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal year ended December 31, 2001, and through June 7, 2002, there were (i) no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter in connection with its report on our Consolidated Financial Statements for such years; and (ii) there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K.

During the fiscal year ended December 31, 2001, and through June 7, 2002, we did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our Consolidated Financial Statements, or any other matters or reportable events as set forth in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

FINANCIAL STATEMENTS

Our Annual Report for the year ended December 31, 2003, including audited financial statements, is being mailed together with this Proxy Statement. The Annual Report does not form any part of the materials for solicitation of proxies.

STOCKHOLDER PROPOSALS FOR
2005 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who intend to submit proposals for consideration at our annual meeting of stockholders in 2005 must submit such proposals to us no later than December 1, 2004, in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Any stockholder proposal to be considered at the 2005 annual meeting but not included in the proxy statement must be submitted in writing by February 14, 2005 or the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the meeting. Stockholder proposals should be submitted to Corporate Secretary, Cousins Properties Incorporated, 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339.

EXPENSES OF SOLICITATION

We will bear the cost of proxy solicitation. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail, facsimile, or mail by one or more of our employees. We also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to the beneficial owners of our stock.

Annex A

Cousins Properties Incorporated
Audit Committee Charter

Purpose of Committee

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Cousins Properties Incorporated (the “Company”) is:

a.	to assist the Board in its oversight of (i) the audits and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, (iv) the performance of the Company’s internal audit function and independent auditors, and (v) the Company’s accounting and financial reporting processes and its system of internal controls; and

b.	to prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement.

Committee Membership

The Committee will consist of no fewer than three members of the Board. The members of the Committee will each have been determined by the Board to be “independent” under the rules of the New York Stock Exchange, Inc. (the “NYSE”) and, as applicable, under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). The Board will also determine that each member is “financially literate” and that at least one member has “accounting or related financial management expertise,” in each case as such qualifications are defined by the NYSE, and, to the extent required by the applicable SEC rules, that at least one member of the Committee is an “audit committee financial expert” as defined by the SEC (or if no member is an “audit committee financial expert,” the reason for not having an audit committee financial expert on the Committee). No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the Company’s annual proxy statement. No member of the Committee may receive any compensation from the Company other than (i) director’s fees, committee fees and chairperson fees, which may be received in cash, stock options, common stock, equity-based awards or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

Members will be appointed by the Board based on the recommendations of the Compensation, Succession, Nominating and Governance Committee and will serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations

The Board will designate one member of the Committee as its chairperson. The Committee will meet at least once during each fiscal quarter, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. Meetings may be held in person or by telephone, and will be held at such times and places as the Committee determines.

The Committee may invite such members of management and other persons to its meetings as it may deem desirable or appropriate. The Committee will report regularly to the Board summarizing the Committee’s actions and any significant issues considered by the Committee, including any issues as to the quality or integrity of the Company’s financial statements related to the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the Company’s internal audit function.

Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

1.	To meet with the independent auditors and the Company’s management, Vice President of Internal Audit and such other personnel as it deems appropriate and discuss such matters as it considers appropriate, including the matters referred to below. The Committee must meet separately with the independent auditors and the Vice President of Internal Audit periodically, normally at least once each fiscal quarter.

2.	To decide whether to appoint, retain or terminate the Company’s independent auditors, including sole authority to approve all audit engagement fees and terms and to pre-approve all audit and non-audit services to be provided by the independent auditors. The Committee will monitor and evaluate the auditors’ qualifications, performance and independence on an ongoing basis, and will be directly responsible for overseeing the work of the independent auditors

(including resolving disagreements between management and the auditor regarding financial reporting). In conducting such evaluations, the Committee will:

•	At least annually, obtain and review a report by the independent auditors describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company (including information the Company determines is required to be disclosed in the Company’s proxy statement as to services for audit and non-audit services provided to the Company and those disclosures required by Independence Standards Board Standard No. 1, as it may be modified or supplemented).

•	Discuss with the independent auditors any disclosed relationships or services that may impact the objectivity or independence of the independent auditors.

•	Review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors.

•	Take into account the opinions of management and the Vice President of Internal Audit.

•	Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself. The Committee will present its conclusions with respect to the independent auditors to the Board for its information at least annually.

3.	Periodically, normally on an annual basis, to discuss with the independent auditors any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences.

4.	To discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee will discuss, as applicable: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

5.	To discuss with the independent auditors on at least an annual basis the matters required to be discussed by Statement of Accounting Standards No. 61, as it may be modified or supplemented, as well as any problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or access to requested information, and any significant disagreements with management. Among the items the Committee will consider discussing with the independent auditors are: any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise); any communications between the audit team and the independent auditor’s national office with respect to auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company. The discussion will also include the responsibilities, budget, staffing and performance of the Company’s internal audit function.

6.	To discuss with management earnings press releases (including the use of “pro forma” or “adjusted non-GAAP information”), as well as financial information and any earnings guidance provided to analysts and rating agencies. Discussion of earnings releases as well as financial information and any earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

7.	To discuss with management and, as appropriate, the independent auditors periodically, normally on at least an annual basis:

•	The independent auditors’ annual audit scope, risk assessment and plan.

•	The form of independent auditors’ report on the annual financial statements and matters related to the conduct of the audit under generally accepted auditing standards.

•	Comments by the independent auditors on internal controls and significant findings and recommendations resulting from the audit.

•	All critical accounting policies and practices.

8.	To discuss with management periodically, normally on at least an annual basis:

•	The appointment of the Vice President of Internal Audit.

9.	To discuss with management and the Vice President of Internal Audit periodically, normally on at least an annual basis:

•	The adequacy of the Company’s internal controls.

•	The annual internal audit plan, risk assessment, and significant findings and recommendations and management’s responses thereto.

•	Internal audit staffing.

•	The internal audit function and responsibilities and any scope restrictions encountered during the execution of internal audit responsibilities.

10.	To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

11.	To establish policies governing the hiring by the Company of any current or former employee of the Company’s independent auditors. These policies will provide that no former employee of the independent auditors who was a member of the Company’s audit engagement team may undertake a financial reporting oversight role at the Company within one year of the date of the commencement of procedures for a review or audit.

12.	To discuss with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material impact on the Company’s business, financial statements or compliance policies.

13.	To obtain assurance from the independent auditors that the audit of the Company’s financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under that Act.

14.	To review all proposed business transactions between the Company (or any subsidiary or affiliate thereof) and any director(s) or officer(s) (or any subsidiaries, affiliates or family members thereof), as well as any other situations involving a conflict of financial interest between the Company and any officer or director, and to provide direction to management as to whether each such proposed transaction should be consummated and as to how it should be structured.

15.	To produce the reports described under “Committee Reports” below.

16.	To discharge any other duties or responsibilities delegated to the Committee by the Board from time to time.

Committee Reports

The Committee will produce the following reports and provide them to the Board:

1.	Any report, including any recommendation, or other disclosures required to be prepared by the Committee pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.

2.	An annual performance evaluation of the Committee, which evaluation will compare the performance of the Committee with the requirements of this charter. The performance evaluation will also include a review of the adequacy of this charter and will recommend to the Board any revisions the Committee deems necessary or desirable, although the Board will have the sole authority to amend this charter. The performance evaluation will be conducted in such manner as the Committee deems appropriate.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

Resources and Authority of the Committee

The Committee will have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate, without seeking approval of the Board or management.

Annex B

COUSINS PROPERTIES INCORPORATED

1999 INCENTIVE STOCK PLAN

(AS AMENDED AND RESTATED EFFECTIVE
AS OF MAY 4, 2004)

§ 1

BACKGROUND AND PURPOSE

     The purpose of this Plan is to promote the interest of CPI by authorizing the Committee to grant Options and Restricted Stock to Key Employees and Directors and to grant Stock Appreciation Rights to Key Employees in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock and (3) to provide each Key Employee or Director with a stake in the future of CPI which corresponds to the stake of each of CPI’s stockholders.

§ 2

DEFINITIONS

     2.1 Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with CPI or CREC under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

     2.2 Board — means the Board of Directors of CPI.

     2.3 Change in Control — means (1) a “change in control” of CPI of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) of the 1934 Act, (2) a “person” (as that term is used in Section 14(d)(2) of the 1934 Act) becomes after the effective date of this Plan the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of CPI, (3) the individuals who at the beginning of any period of two consecutive years or less constitute the Board cease for any reason during such period to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of such period, (4) the shareholders of CPI approve any dissolution or liquidation of CPI or any sale or disposition of 50% or more of the assets or business of CPI or (5) the shareholders of CPI approve a merger or consolidation to which CPI is a party (other than a merger or consolidation with a wholly-owned subsidiary of CPI) or a share exchange in which CPI shall exchange CPI shares for shares of another corporation as a result of which the persons who were shareholders of CPI immediately before the effective date of such merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange.

     2.4 Code — means the Internal Revenue Code of 1986, as amended.

     2.5 Committee — means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

     2.6 CPI — means Cousins Properties Incorporated and any successor to such corporation.

     2.7 CREC — means Cousins Real Estate Corporation and any successor to such corporation.

     2.8 Director — means any member of the Board who is not an employee of CPI or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of CPI.

     2.9 Fair Market Value — means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or, if Stock is no longer traded on the New York Stock Exchange, under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee; or, (2) if no such closing price is available on such date, such closing price as so reported in accordance with § 2.8(1) for the immediately preceding business day; or, (3) if no newspaper or trade journal reports such closing price or if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     2.10 ISO — means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

     2.11 Key Employee — means an employee of CPI, CREC, a Preferred Stock Subsidiary that has been designated by the Board as covered by this Plan, any Subsidiary of CPI or CREC, any Parent of CPI or CREC, or any Affiliate of CPI or CREC who has been designated by the Committee and who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of CPI, CREC, a Preferred Stock Subsidiary, a Subsidiary of CPI or CREC, a Parent of CPI or CREC or an Affiliate of CPI or CREC.

     2.12 1933 Act — means the Securities Act of 1933, as amended.

     2.13 1934 Act — means the Securities Exchange Act of 1934, as amended.

     2.14 Non-ISO — means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

     2.15 Old Plans — means (1) the Cousins Properties Incorporated 1996 Stock Incentive Plan effective as of September 5, 1995, (2) the Cousins Properties Incorporated Stock Plan for Outside Directors and (3) the Cousins Properties Incorporated Stock Appreciation Right Plan.

     2.16 Option — means an ISO or a Non-ISO which is granted under § 7.

     2.17 Option Certificate — means the written certificate which sets forth the terms and conditions of an Option granted to a Key Employee or Director under this Plan.

     2.18 Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.19 Parent — means any corporation which is a parent corporation within the meaning of § 424(e) of the Code.

     2.20 Plan — means this Cousins Properties Incorporated 1999 Incentive Stock Plan as effective as of the date adopted by the Board in 1999 and as amended from time to time thereafter.

     2.21 Preferred Stock Subsidiary —means any entity in which CPI, CREC, any Parent of CPI or CREC, or any Affiliate of CPI or CREC owns capital stock or other equity interests representing the right to receive at least 50% of all dividends or distributions, as applicable, paid by such entity, regardless of whether such stock or other equity interest also entitles the holder thereof to 50% or more of the voting power of all outstanding capital stock or other equity interests of such entity.

     2.22 Restricted Stock — means Stock granted to a Key Employee under § 9.

     2.23 Restricted Stock Certificate — means the written certificate which sets forth the terms and conditions of a Restricted Stock grant to a Key Employee.

     2.24 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

     2.25 Stock — means $1.00 par value common stock of CPI.

     2.26 SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

     2.27 Stock Appreciation Right — means a right to receive the appreciation in a share of Stock which is granted under § 8 either as part of an Option or independent of any Option.

     2.28 Stock Appreciation Right Certificate — means the written certificate which sets forth the terms and conditions of a Stock Appreciation Right which is granted to a Key Employee independent of an Option.

     2.29 Subsidiary — means a corporation which is a subsidiary corporation within the meaning of § 424(f) of the Code.

     2.30 Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either CPI, a Subsidiary of CPI or Parent of CPI.

§ 3

SHARES RESERVED UNDER PLAN

     There shall be 6,443,287.5 shares of Stock authorized for use under this Plan, which represents an increase of 700,000 shares of Stock in addition to the 5,743,287.5 shares of Stock previously authorized for use under this Plan. All of the shares of Stock may be used in connection with Option grants, Restricted Stock grants and the payment of Stock Appreciation Rights in Stock. All such shares of Stock shall be reserved to the extent that CPI deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by CPI. Any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option and any shares of Restricted Stock which are forfeited or canceled and thereafter shall again become available for use under this Plan, but any shares of Stock used to exercise an Option or to satisfy a withholding obligation shall not again become available for use under this Plan. No additional grants shall be made under the Old Plans if this Plan is approved by CPI’s shareholders.

§ 4

EFFECTIVE DATE

     The effective date of this Plan shall be the date of its adoption by the Board, provided the shareholders of CPI (acting at a duly called meeting of such shareholders) approve such adoption within twelve (12) months of such effective date. Any Option or Restricted Stock or Stock Appreciation Right granted before such shareholder approval automatically shall be granted subject to such approval.

§ 5

COMMITTEE

     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14, § 15 and § 16 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on CPI, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action.

§ 6

ELIGIBILITY AND ANNUAL GRANT CAPS

     Only Key Employees who are employed by CPI, a Subsidiary of CPI or a Parent of CPI shall be eligible for the grant of ISOs under this Plan, and Key Employees and Directors shall be eligible for the grant of Non-ISOs and Restricted Stock under this Plan. Only Directors shall be eligible for the grant of Stock in lieu of cash under this Plan, and only Key Employees shall be eligible for the grant of Stock Appreciation Rights under this Plan. No Key Employee in any calendar year shall be granted an Option to purchase more than 750,000 shares of Stock or a Stock Appreciation Right with respect to more than 750,000 shares of Stock.

§ 7

OPTIONS

     7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock and, further, the Committee shall have the right to grant new Options in exchange for the cancellation of outstanding Options which have a lower Option Price than the new Options. Each grant of an Option to a Key Employee shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. The Committee shall have the right to grant a Non-ISO and Restricted Stock to a Key Employee at the same time and to condition the exercise of the Non-ISO on the forfeiture of the Restricted Stock grant.

     7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

     7.3 Grants to Directors. Each Director automatically shall be granted (without any further action on the part of the Committee) a Non-ISO under this Plan as of the first day he first serves as a Director to purchase 6,000 shares of Stock at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant. Thereafter, each Director who is serving as such on March 31 of each calendar year and who has served as such for more than ten consecutive months automatically shall be granted (without any further action on the part of the Committee) a Non-ISO under this Plan as of March 31 of such calendar year to purchase 6,000 shares of Stock at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant. Each Non-ISO granted under this Plan to a Director shall be evidenced by an Option Certificate, shall be exercisable in full upon grant and shall expire 90 days after a Director ceases to serve as such or, if earlier, on the tenth anniversary of the date of the grant of the Non-ISO. A Non-ISO granted to a Director under this § 7.3 shall conform in all other respects to the terms and conditions of a Non-ISO under this Plan, and no Director shall be eligible to receive an Option under this Plan except as provided in this § 7.3. A grant of a Non-ISO to a Director under this § 7.3 is intended to be granted in a manner which continues to allow such Director to be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of § 162(m) of the Code, and all Non-ISOs granted to Directors under this § 7.3 shall be construed to effect such intent. Finally, if the Committee in its discretion determines that a Director in his or her capacity as such performs substantial services for CPI in addition to the services customarily provided by Directors and he or she receives no additional cash compensation for providing such services, the Committee shall have the discretion to grant a Non-ISO under this Plan, or more than one Non-ISO under this Plan, to such Director subject to the same terms and conditions as the Committee can grant a Non-ISO under this Plan to a Key Employee.

     7.4 Option Price. The Option Price for each share of Stock subject to an Option which is granted to a Key Employee shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid through any broker facilitated cashless exercise procedure acceptable to the Committee or its delegate. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee or its delegate.

     7.5 Exercise Period. Each Option granted under this Plan to a Key Employee shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option granted to a Key Employee exercisable on or after the earlier of

(1)	the date such Option is exercised in full, or

(2)	the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

(3)	the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability.

§ 8

STOCK APPRECIATION RIGHTS

     8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant a Stock Appreciation Right to a Key Employee under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

     8.2 Terms and Conditions.

     (a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock to which the Key Employee has the right to appreciation and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

     (b) Option Certificate. If a Stock Appreciation Right is evidenced by an Option Certificate, the SAR Value for each share of Stock subject to the Stock Appreciation Right shall be the Option Price for the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

     8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock subject to such Stock Appreciation Right exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee upon the exercise of his or her Stock Appreciation Right shall receive a payment from CPI in cash or in Stock, or in a combination of cash and Stock, and any payment in Stock shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9

RESTRICTED STOCK

     9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock to Key Employees and Directors under this Plan from time to time and, further, shall have the right to make new Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant to such Key Employee or Director. Each Restricted Stock grant shall be evidenced by a Restricted Stock Certificate, and each Restricted Stock Certificate shall set forth the conditions, if any, under which the grant will be effective and the conditions under which the Key Employee’s or Director’s interest in the underlying Stock will become nonforfeitable.

     9.2 Effective Date. A Restricted Stock grant shall be effective (1) as of the date set by the Committee when the grant is made or, (2) if the grant is made subject to one, or more than one, condition, as of the date such conditions have been timely satisfied.

     9.3 Conditions.

     (a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Restricted Stock to a Key Employee or Director subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, and the related Restricted Stock Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Restricted Stock grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by CPI pending the satisfaction of the forfeiture conditions, if any, under § 9.3(b) for the related Restricted Stock grant.

     (b) Forfeiture Conditions. The Committee acting in its absolute discretion may make Restricted Stock issued in the name of a Key Employee or Director subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, including a condition which results in a forfeiture if a Key Employee or Director exercises a Non-ISO granted in tandem with his or her Restricted Stock grant, and the related Restricted Stock Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key Employee’s or Director’s nonforfeitable interest in the shares of Stock underlying a Restricted Stock grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Restricted Stock grant shall be unavailable under § 3 after such grant is effective unless such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under § 3 as of the date of such failure.

     9.4 Dividends and Voting Rights. Each Restricted Stock Certificate shall specify what rights, if any, a Key Employee or Director shall have with respect to the Stock issued in his or her name, including rights to dividends and to vote, pending the forfeiture of such Stock or the lapse of each forfeiture condition, if any, with respect to such Stock. Furthermore, the Committee may grant dividend equivalent rights on Restricted Stock while such Stock remains subject to an issuance condition under § 9.3(a) under which a cash equivalent to a dividend shall be paid when a dividend is paid, and any such dividend equivalent right shall be set forth in the related Restricted Stock Certificate.

     9.5 Satisfaction of Forfeiture Conditions; Provision for Income and Excise Taxes. A share of Stock shall cease to be Restricted Stock at such time as a Key Employee’s or Director’s interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter. The Committee acting in its absolute discretion shall have the power to authorize and direct the payment of a cash bonus (or to provide in the terms of the Restricted Stock Certificate for CPI to make such payment) to a Key Employee or Director to pay all, or any portion of, his or her federal, state and local income tax liability which the Committee deems attributable to his or her interest in his or her Restricted Stock grant becoming nonforfeitable and, further, to pay any such tax liability attributable to such cash bonus.

     9.6 Section 162(m). Except where the Committee deems it in the best interests of CPI, the Committee shall use its best efforts to grant Restricted Stock either (1) subject to at least one condition which can result in the Restricted Stock qualifying as “performance-based compensation” under § 162(m) of the Code if the shareholders of CPI approve such condition and the Committee takes such other action as the Committee deems necessary or appropriate for such grant to so qualify under § 162(m) or (2) under such other circumstances as the Committee deems likely to result in an income tax deduction for the grant.

§ 10

STOCK IN LIEU OF CASH

     10.1 Election. Each Director shall have the right on or after the effective date of this Plan to elect (in accordance with § 10.2) to receive Stock in lieu of cash as part of his or her compensation package with respect to all or a specific percentage of:

     (a) any installment of his or her annual cash retainer fee as a Director;

     (b) any fee payable in cash to him or to her for attending a meeting of the Board or a committee of the Board; and

     (c) any fee payable in cash to him or to her for serving as the chairperson of a committee of the Board.

     Any election to receive Stock in lieu of cash which was in effect under the Cousins Properties Incorporated Stock Plan for Outside Directors immediately before the effective date of this Plan shall remain in effect under this Plan until revoked under § 10.2.

     10.2 Election and Election Revocation Procedure. An election by a Director under § 10.1 to receive Stock in lieu of cash shall be made in writing and shall be effective as of the date the Director delivers such election to the Secretary of CPI. An election may apply to one, or more than one, cash payment described in § 10.1. After a Director has made an election under this § 10.2, he or she may elect to revoke such election or may elect to revoke such election and make a new election. Any such subsequent election shall be made in writing and shall be effective as of the date the Director delivers such election to the Secretary of CPI. There shall be no limit on the number of elections which a Director can make under this § 10.2.

     10.3 Number of Shares. The number of shares of Stock which a Director shall receive in lieu of any cash payment shall be determined by CPI by dividing the amount of the cash payment which the Director has elected under § 10.1 to receive in the form of Stock by 95% of the Fair Market Value of a share of Stock (1) on the date of a regular quarterly Board meeting with respect to shares of Stock to be issued for fees earned on the date of such a meeting or (2) on the date of the next regular quarterly Board meeting with respect to shares of Stock to be issued for fees earned between regular quarterly Board meetings, and by rounding down to the nearest whole share of Stock. Such shares shall be issued to the Director as of the date of a regular quarterly Board meeting with respect to shares of Stock to be issued for fees earned on the date of such a meeting or on the date of the next regular quarterly Board meeting with respect to shares of Stock to be issued for fees earned between regular quarterly Board meetings.

     10.4 Insufficient Shares. If the number of shares of Stock available under this Plan is insufficient as of any date to issue the Stock called for under § 10.3, CPI shall issue Stock under § 10.3 to each Director based on a fraction of the then available shares of Stock, the numerator of which fraction shall equal the amount of the cash payment to the Director on which the issuance of such Stock was to be based under § 10.1 and the denominator of which shall equal the amount of the total cash payments to all Directors on which the issuance of such Stock was to be based under § 10.1. All elections made under this § 10 thereafter shall be null and void, and no further Stock shall be issued under this Plan with respect to any such elections.

     10.5 Restrictions on Shares. CPI shall have the right to issue the shares of Stock which a Director shall receive in lieu of any cash payment subject to a restriction that the Director have no right to transfer such Stock (except to the extent permissible under Rule 16b-3) for the six month period which starts on the date the Stock is issued or to take such other action as CPI deems necessary or appropriate to make sure that the Director satisfies the applicable holding period requirement, if any, set forth in Rule 16b-3.

§ 11

NONTRANSFERABILITY

     No Option, Restricted Stock or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by a Key Employee or an Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director. The person or persons to whom an Option or Restricted Stock or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Key Employee or Director.

§ 12

SECURITIES REGISTRATION

     Each Option Certificate, Restricted Stock Certificate and Stock Appreciation Right Certificate shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option or a Stock Appreciation Right or the satisfaction of the forfeiture conditions under a Restricted Stock Certificate, the Key Employee or Director shall, if so requested by CPI, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by CPI, shall deliver to CPI a written statement satisfactory to CPI to that effect. As for Stock issued pursuant to this Plan, CPI at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee or Director under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee or Director; however, CPI shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee or Director.

§ 13

LIFE OF PLAN

     No Option, Restricted Stock or Stock Appreciation Right shall be granted under this Plan on or after the earlier of

(1)	the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Restricted Stock grants under this Plan have been forfeited or the forfeiture conditions, if any, on such Stock have been satisfied in full, or

(2)	the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or the payment in Stock upon the exercise of Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Restricted Stock granted under this Plan) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 14

ADJUSTMENT

     14.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the annual grant caps described in § 6, the annual grant described in § 7.3, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class of shares of Restricted Stock granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change (after the original effective date of this Plan under § 4) in the capitalization of CPI, including, but not limited to, such changes as stock dividends or stock splits.

     14.2 Mergers. The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3. Furthermore, the Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock underlying any Restricted Stock grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) to make Restricted Stock, Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, restricted stock, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such restricted stock, option or appreciation right grants.

     14.3 Fractional Shares. If any adjustment under this § 14 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Restricted Stock grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 14 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in “the number of shares reserved under § 3” within the meaning of § 16.

§ 15

CHANGE IN CONTROL

     15.1 Continuation or Assumption of Plan or Grants. If (1) there is a Change in Control of CPI on any date and this Plan and the outstanding Options, Stock Appreciation Rights and Restricted Stock granted under this Plan are continued in full force and effect or there is an assumption of this Plan or the assumption or substitution of the outstanding Options, Stock Appreciation Rights and Restricted Stock granted under this Plan in connection with such Change in Control and (2) (i) a Key Employee’s employment with CPI, CREC, a Preferred Stock Subsidiary that has been designated by the Board as covered by this Plan, any Subsidiary of CPI or CREC, any Parent of CPI or CREC, or any Affiliate of CPI or CREC terminates for any reason within the two-year period starting on the date of the Change in Control or (ii) a Director’s service on the Board terminates for any reason within the two-year period starting on the date of the Change in Control, then any conditions to the exercise of such Key Employee’s or Director’s outstanding Options and Stock Appreciation Rights and any then outstanding issuance and forfeiture conditions on such Key Employee’s or Director’s Restricted Stock automatically shall expire and shall have no further force or effect on or after the date his or her employment or service so terminates.

     15.2 No Continuation or Assumption of Plan or Grants. If there is a Change in Control of CPI on any date and this Plan and the outstanding Options, Stock Appreciation Rights and Restricted Stock granted under this Plan are not continued in full force and effect or there is no assumption of this Plan or the assumption or substitution of the Options, Stock Appreciation Rights and Restricted Stock granted under this Plan in connection with such Change in Control, (1) any conditions to the exercise of outstanding Options and Stock Appreciation Rights granted under this Plan and any then outstanding issuance and forfeiture conditions on Restricted Stock granted under this Plan automatically shall expire and shall have no further force or effect on a date selected by the Board which shall provide each Key Employee and Director a reasonable opportunity to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Restricted Stock grants before the date of the Change in Control and (2) each then outstanding Option, Stock Appreciation Right and Restricted Stock grant may be canceled unilaterally by the Board immediately before the date of the Change in Control.

§ 16

AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of CPI required under § 422 of the Code (1) to increase the number of shares of stock reserved under § 3 for ISO grants, or (2) to change the class of employees eligible for Options which are ISOs. The Board also may suspend the granting of Options or Stock Appreciation Rights or Restricted Stock under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option, Stock Appreciation Right or Restricted Stock granted before such suspension or termination unless (1) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of CPI or a transaction described in § 14 or § 15.

§ 17

MISCELLANEOUS

     17.1 Shareholder Rights. No Key Employee or Director shall have any rights as a shareholder of CPI as a result of the grant of an Option or a Stock Appreciation Right granted to him or her under this Plan or his or her exercise of such Option or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option to such Key Employee or Director. Subject to § 9, a Key Employee’s or Director’s rights as a shareholder in the shares of Stock underlying a Restricted Stock grant which is effective shall be set forth in the related Restricted Stock Certificate.

     17.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or Restricted Stock to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Stock Appreciation Right Certificate, or Restricted Stock Certificate.

     17.3 Withholding. Each Option, Stock Appreciation Right and Restricted Stock grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to the exercise of such Option or Stock Appreciation Right or the satisfaction of any forfeiture conditions with respect to Restricted Stock issued in the name of the Key Employee or Director. The Committee also shall have the right to provide in an Option Certificate, Stock Appreciation Right Certificate or a Restricted Stock Certificate that a Key Employee or Director may elect to satisfy federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan.

     17.4 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Finally, each term set forth in § 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

     17.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Restricted Stock Certificate may require that a Key Employee or Director (as a condition to the exercise of an Option or a Stock Appreciation Right or a Restricted Stock grant) enter into any agreement or make such representations prepared by CPI, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or Restricted Stock grant or provides for the repurchase of such Stock by CPI under certain circumstances.

     17.6 Rule 16b-3. The Committee shall have the right to amend any Option, Restricted Stock or Stock Appreciation Right grant or to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

     17.7 Loans. If approved by the Committee, CPI may lend money to, or guarantee loans made by a third party to, any Key Employee to finance the exercise of any Option granted under this Plan, and the exercise of an Option with the proceeds of any such loan shall be treated as an exercise for cash under this Plan. If approved by the Committee, CPI also may, in accordance with a Key Employee’s instructions, transfer Stock upon the exercise of an Option directly to a third party in connection with any arrangement made by the Key Employee for financing the exercise of such Option.

Please sign the proxy card below, detach it at the perforation and return it in the enclosed envelope.

— Fold and Detach Here —

COUSINS PROPERTIES INCORPORATED-Proxy Solicited on Behalf of the Board of Directors

FOR THE ANNUAL MEETING OF STOCKHOLDERS-May 4, 2004

     The undersigned hereby appoints T. G. Cousins, Richard W. Courts, II and William Porter Payne, and each of them, proxies with full power of substitution for and in the name of the undersigned, to vote all shares of stock of Cousins Properties Incorporated which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held Tuesday, May 4, 2004, 8:30 a.m. local time, and at any adjournments thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement dated March 31, 2004 and upon any other business that may properly come before the meeting or any adjournments thereof.

     The proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as follows, and otherwise in their discretion upon all other matters that may properly come before the meeting or any adjournments thereof.

1.	Election of Directors:	FOR all nominees listed below (except as indicated to the contrary*)	___
		WITHHOLD AUTHORITY to vote for all nominees listed below	___

*INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below:

Thomas D. Bell, Jr.	Erskine B. Bowles	Richard W. Courts, II	Thomas G. Cousins	Lillian C. Giornelli
Terence C. Golden	Boone A. Knox	John J. Mack	Hugh L. McColl, Jr.	William Porter Payne

2.	Increase Total Number of Shares Available for Issuance under the 1999 Incentive Stock Plan, as amended and restated.

     ___For              ___Against              ___Abstain

Continued on other side

— Fold and Detach Here —

Continued from other side

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ABOVE NOMINEES AND PROPOSAL.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated March 31, 2004.

Dated:

Signed:

Signed:

Signature of Stockholder(s)

Please date this proxy and sign exactly as your name(s) appears hereon. If stock is held jointly, each owner must sign. When signing as attorney or in a fiduciary capacity, please give full title. A corporation must sign in full corporate name by an authorized officer. A partnership must sign in the partnership name by an authorized person.

PLEASE VOTE, SIGN AND DATE THIS PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.